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                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

Moldflow corporate contact:                     Investor relations contact:
Dawn Soucier                                    Suzanne MacCormack
dawn_soucier@moldflow.com                       suzanne_maccormack@moldflow.com
508 358 5848 x234                               508 358 5848 x239


                     MOLDFLOW ADOPTS SHAREHOLDER RIGHTS PLAN

WAYLAND, MA - JANUARY 30, 2003 - Moldflow Corporation (NASDAQ: MFLO), the world leader in software solutions for optimizing the design and manufacture of plastic products, today announced that its Board of Directors has adopted a Shareholder Rights Plan. Roland Thomas, Moldflow Corporation's president and CEO stated, "The Plan is similar to plans adopted by many other publicly traded companies and is designed to enhance the Board's ability to protect shareholder interests."

In connection with the adoption of the Shareholder Rights Plan, the Board of Directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of Moldflow Corporation's common stock to shareholders of record as of the close of business on January 30, 2003. Initially, these rights will not be exercisable and will trade with the shares of Moldflow Corporation's common stock.

Under the Shareholder Rights Plan, the rights generally will become exercisable if a person becomes an "acquiring person" by acquiring 15% or more of the common stock of Moldflow Corporation, or if a person commences a tender offer that could result in that person owning 15% or more of the common stock of Moldflow Corporation. If a person becomes an "acquiring person," each holder of a right (other than the acquiring person) would be entitled to purchase, at the then-current exercise price, such number of shares of preferred stock which are equivalent to shares of Moldflow Corporation's common stock having a value of twice the exercise price of the right. If Moldflow Corporation is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company's common stock having a value of twice the exercise price of the right. Additional details concerning the terms of the Shareholder Rights Plan will be outlined in a letter which will be mailed to shareholders following the January 30, 2003 record date.

ABOUT MOLDFLOW CORPORATION
Moldflow (NASDAQ: MFLO) is the world's leading provider of software products and services that increase the speed, efficiency, quality and drive down the cost of the design and manufacture of injection molded plastic products. Companies use Moldflow's complete suite of products to address plastic part design issues at the earliest possible stage as well as to maximize productivity and profitability on the manufacturing floor. Its collaboration with academia, industry and customers around the world has led to a reputation for constant innovation in the complete design-to-manufacture process. Headquartered in Wayland, Massachusetts, Moldflow has offices and research and


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development centers in the United States, Europe, Australia and the Asia Pacific
region. For more information about Moldflow visit www.moldflow.com or call 508-358-5848; fax 508-358-5868.

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NOTE TO EDITORS: Moldflow is a registered trademark of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the purpose of the Shareholder Rights Plan and its intended effects. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such statements, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2002 as well as its subsequent quarterly and annual filings.